UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

Consorteum Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53153
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

          Suite 550, 141 Adelaide Street West, Toronto, Ontario, M5H 3L5 Canada
(Address of principal executive office, including zip code)

(877) 414-2774
(Telephone number, including area code)

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b)(1)-(4)  On November 15, 2010 Consorteum Holdings, Inc. (the “Company” or “Registrant”) received written notification from its independent accountant, SF Partnership, LLP, Chartered Accountants, that  the financial statements filed as part of the Company’s Report on Form 10-K for the year ended June 30, 2010  were  not  the final financial statements.  The financial statements as filed appear to be a previous version and did not include certain edits made by the independent accountant.  As a result, the independent accountant advised the Company of the need to file an amended Form 10-K with the correct financial statements as soon as possible. The financial statements referenced by the independent accountant are the financial statements for the years ended June 30, 2010 and 2009 as filed.  These financial statements should not be relied upon. The board of directors of the Company has discussed the matters disclosed in this filing with the independent accountant pursuant to this Item 4.02(b).

(c)(1) The Company has provided the independent accountant with a copy of this Form 8-K representing the Company’s response to this Item 4.02 on the same day as the filing of this Report on Form 8-K with the Securities and Exchange Commission (“Commission”).

(c)(2)  The Company has requested that the independent accountant furnish the Company with a letter addressed to the Commission stating whether the independent accountant agrees with the statements made by the Company in response to this Item 4.02 and, if not, stating the respects in which it does not agree.

(c)(3)  The Company shall amend this Form 8-K by filing the independent accountant’s letter as an exhibit to the filed Form 8-K no later than two business days after the Company’s receipt of the letter from the independent accountant as described in Item 4.02(c)(2).

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions. None

(d)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CONSORTEUM HOLDINGS, INC.
(Registrant)

By: /s/ Craig A. Fielding
Craig A. Fielding, CEO
DATE: November 15, 2010